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Exhibit 3.42

CERTIFICATE OF INCORPORATION
OF
DELMARVA SYSTEMS CORP.

        FIRST:    The name of the Corporation is Delmarva Systems Corp., a corporation formed in accordance with the General Corporation Law of Delaware.

        SECOND:    The address of the Corporation's registered office in the State of Delaware is

  14 Graham Court
  Village of Drummond Hill
  Newark., NCCo, DE 19711

        The registered agent at such address shall be the corporation itself.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:    The total number of shares of stock which the Corporation shall have authority to issue is two hundred fifty (250) shares, no-par value.

        FIFTH:    The name and mailing address of the incorporator are as follows:

Name	Address
Eduard F. von Wettberg, III	c/o Morris, James, Hitchens & Williams 7th Floor Market Tower Wilmington, DE 19801

        SIXTH:    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

        SEVENTH:    The original by-laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter or repeal by-laws shall be in the Directors of the Corporation.

        THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to Chapter I, Title 8, of the Delaware Code, entitled "General Corporation Law," and the acts amendatory thereof and supplemental thereto, if any, makes and files this Certificate of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly has set his hand and seal the twenty-sixth day of June, 1973.

In the Presence of:

/s/ Eduard F. Von Wettberg, III Eduard F. von Wettberg, III	(SEAL)

STATE OF DELAWARE	)
) SS.
NEW CASTLE COUNTY	)

        BE IT REMEMBERED, that on this twenty-sixth day of June, 1973, personally came before me, the Subscriber, a Notary Public for the State and County aforesaid, Eduard F. von Wettberg, III, party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated were truly set forth.

        GIVEN under my Hand and Seal of Office, the day and year aforesaid.

Notary Public

 CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

SEP 22 1981

        DELMARVA SYSTEMS CORPORATION, a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed is the office of the Secretary of State on the 26 day of JUNE 1973, and recorded in the office of the Recorder of Deeds for NEW CASTLE County, in Certificate of Incorporation Record                     , Vol.                     , Page                     , on the                      day of                     , the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

          1.     The name of this corporation is DELMARVA SYSTEMS CORPORATION.

          2.     The registered office in the State of Delaware is located at 14 GRAHAM COURT, City of NEWARK, County of NEW CASTLE and the name and address of its registered agent is CARL V. THOMAS, 14 GRAHAM COURT NEWARK, DELAWARE 19711.

          3.     The date when the restoration, renewal, and revival of the charter of this company is to commence is the 29th day of FEBRUARY, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

          4.     This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D., 1981, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

        IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, CARL V. THOMAS the last and acting President, and CARL V. THOMAS, the last and acting Secretary of DELMARVA SYSTEMS CORPORATION, have hereunder set their hands to this certificate this 22 day of SEPTEMBER, 1981.

/s/ Carl V. Thomas LAST AND ACTING PRESIDENT
ATTEST:	/s/ Carl V. Thomas LAST AND ACTING SECRETARY

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/30/1993
933655459—792651

AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
DELMARVA SYSTEMS CORP.

        The Certificate of Incorporation of DELMARVA SYSTEMS CORP. is amended by changing Articles FIRST AND FOURTH to read as follows:

        "FIRST:    The name of the Corporation is Delmarva Systems Corporation."

        "FOURTH:    The total number of shares of stock which the Corporation shall authority to issue is two thousand (2000) shares, no-par value."

        I, THE UNDERSIGNED, being the President of the above-named corporation, do make and file this Amendment to the Certificate of Incorporation and certify that this Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and hereby declare and certify that this is the act and deed of the corporation and the facts herein stated are true, and accordingly have hereunto set my hand and seal of this corporation this 29th day of December, 1993.

/s/ Carl V. Thomas President

Attest:
/s/ Carl V. Thomas Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:31 PM 12/07/2005
FILED 06:14 PM 12/07/2005
SRV 050997240—0792651 FILE

 STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

        The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

        FIRST:    That at a meeting of the Board of Directors of Delmarva Systems Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First", so that, as amended said Article shall be and read as follows: "the name of the Corporation is WFI Delaware, Inc."

        SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and hold upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of December, 2005.

By:	/s/ Chris Caulson Authorized Officer

Title:	Vice President, Finance
Name:	Chris Caulson Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:23 PM 10/25/2007
FILED 01:57 PM 10/25/2007
SRV 071154693—0792651

 STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

WFI DELAWARE INC.

        The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

        FIRST:    That at a meeting of the Board of Directors of WFI Delaware Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

        Now, THEREFORE, BE IT RESOLVED, that Article I of the Corporation's Certificate of Incorporation be, and it hereby is, amended in its entirety to read as follows:

          FIRST:    The name of the corporation is Kratos Mid-Atlantic, Inc.

        SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        FOURTH:    That the capital of said corporation shall not be reduced under or by reason of said amendment.

        IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 24th day of October, 2007.

By:	/s/ James R. Edwards
Title:	Secretary
Name:	James R. Edwards

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  Exhibit 3.42
CERTIFICATE OF INCORPORATION OF DELMARVA SYSTEMS CORP.
CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER
  SEP 22 1981
AMENDMENT TO CERTIFICATE OF INCORPORATION OF DELMARVA SYSTEMS CORP.
STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
STATE OF DELAWARE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
WFI DELAWARE INC.